UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Boost Run Inc.

(Exact name of registrant as specified in its charter)

Delaware	39-4824850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Revere Drive, Suite 200 Northbrook, IL 60062	60062
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 291171

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The security to be registered hereby is common stock with a par value of $0.0001 per share (the “Common Stock”) of Boost Run Inc., a Delaware corporation (the “Company”).

The description of the Common Stock contained in the section entitled “DESCRIPTION OF PUBCO SECURITIES” in the proxy statement/prospectus included in the Company’s Registration Statement on Form S-4 (File No. 333-292712) originally filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2026, as amended, supplemented or otherwise modified from time to time and was declared effective by the SEC on April 8, 2026 (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

2

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 7, 2026

Boost Run Inc.

	By:	/s/ Andrew Karos
	Name:	Andrew Karos
	Title:	Chief Executive Officer

3